Exhibit 10.1

Execution Version

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) entered into on December 1, 2017, is among EARTHSTONE ENERGY HOLDINGS, LLC, a Delaware limited liability company (“Borrower”), EARTHSTONE OPERATING, LLC, a Texas limited liability company (“EO”), EF NON-OP, LLC, a Texas limited liability company (“EF”), SABINE RIVER ENERGY, LLC, a Texas limited liability company (“Sabine”), EARTHSTONE LEGACY PROPERTIES, LLC, a Texas limited liability company (“ELP”),  LYNDEN USA OPERATING, LLC, a Texas limited liability company (“LUO”), BOLD ENERGY III LLC, a Texas limited liability company (“BE”) and BOLD OPERATING, LLC, a Texas limited liability company (“BO”), as guarantors (EO, EF, Sabine, ELP, LUO, BE and BO, each a “Guarantor” and collectively, the “Guarantors”); each Lender (defined below) who is a signatory hereto and BOKF, NA dba BANK OF TEXAS, a national banking association, as administrative agent (“Agent”) for the Lenders. The party or parties are sometimes individually referred to herein as a “Party” or collectively referred to as “Parties.”

R E C I T A L S

WHEREAS, Borrower, Agent and the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) are parties to that certain Credit Agreement dated as of May 9, 2017, as amended by that certain First Amendment to Credit Agreement dated as of October 11, 2017 (as may be further amended, modified or restated from time to time, the “Credit Agreement”), whereby the Lenders agreed to make available to Borrower a credit facility upon the terms and conditions set forth therein; and

WHEREAS, Borrower has requested that Agent and the Lenders amend certain provisions of the Credit Agreement as provided herein; and

WHEREAS, subject to the terms hereof, the Agent and the Lenders are willing to agree to the amendment of certain provisions of the Credit Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged , the Parties to this Amendment hereby agree as follows:

SECTION 1.Defined Terms. Except as may otherwise be provided herein, all capitalized terms which are defined in the Credit Agreement shall have the same meaning herein as therein, all of such terms and their definitions being incorporated herein by reference.

SECTION 2.Amendments to Credit Agreement. Subject to the conditions precedent set forth in Section 3 hereof:

(a)Section 1.02 of the Credit Agreement is hereby amended by deleting the defined terms “Consolidated Cash Balance” and “Consolidated Cash Balance Limit”.

(b)Section 1.02 of the Credit Agreement is hereby amended by inserting the following as a new definition:

“Proposed Acquisition” means any acquisition by one or more Loan Parties of certain Oil and Gas Properties for which a binding, exclusive and enforceable letter of intent, purchase and sale agreement or similar definitive agreement has been signed by a Loan Party.

(c)The first sentence of Section 2.07(b)(iv) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“If, after a reduction in the Borrowing Base pursuant to Section 9.13(b)(i) in connection with the

Transfer of any Oil and Gas Property permitted pursuant to Section 9.13, a Borrowing Base Deficiency exists, then Borrower shall, concurrently with the receipt thereof, prepay the Loans with the net proceeds received from such Transfer in an amount necessary to eliminate such Borrowing Base Deficiency.”

(d)Section 2.08(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(f)Redetermination Concurrent with Certain Transfers.  The Borrowing Base shall be automatically reduced when and as required by Section 9.13(b)(i).”

(e)Section 6.02 of the Credit Agreement is hereby amended by (i) deleting the existing clause (c), (ii) inserting “and” at the end of clause (b), (iii) renumbering existing clause (d) as clause (c), and (iv) replacing the reference to “Section 6.02(a), (b), (c) and (d)” with “Section 6.02(a), (b) and (c)”.

(f)The first sentence of Section 8.01(f) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Upon request of Agent (on its own behalf or at the instruction of the Majority Lenders), within 15 days after the last day of the fiscal quarter in which Agent makes such request, a report certified as true and complete in all material respects by a Responsible Officer, in form and substance satisfactory to Agent, setting forth as of the last Business Day of such fiscal quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of Borrower and each Subsidiary, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document, and the counter party to each such agreement.”

(g)Section 9.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Section 9.13Sale of Properties. Borrower will not, and will not permit any Subsidiary to Transfer any Oil and Gas Property or any interest in any Oil and Gas Property, except for (a) cash sales of Hydrocarbons in the ordinary course of business and (b) sales of Oil and Gas Properties; provided that (i) if the value of any such sale, when aggregated with the value of all other such sales since the most recent redetermination of the Borrowing Base pursuant to Section 2.08(d), exceeds 5% of the value of the PDP Reserves in the Borrowing Base then in effect, the Borrowing Base shall automatically be reduced by the value assigned to such Oil and Gas Properties in the Borrowing Base (as such values appear in Agent’s records from such most recent redetermination of the Borrowing Base), (ii) the Borrower makes all applicable corresponding prepayments required by Section 2.07(b)(iv), (iii) no Default exists or would result therefrom and (iv) the cash or other Oil and Gas Properties received as consideration for any such sale is equal to or greater than the fair market value of the Oil and Gas Properties Transferred in connection with such sale. Borrower shall provide Agent with at least 10 Business Days prior written notice of any proposed Transfer described in Section 9.13(b).”

(h)Section 9.19(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)Neither Borrower nor any Subsidiary will enter into any Hedging Agreements with any Person other than:

(i) Hedging Agreements with an Approved Counterparty that is, at the time such Hedging Agreement is entered into, a Lender or an Affiliate of a Lender (other than a Defaulting Lender or an Affiliate of a Defaulting Lender) or a Permitted Unsecured Counterparty.  At no time will Borrower or any Subsidiary hedge (i) for months 1 through 48, more than 85% of anticipated monthly production from its Proven Reserves (provided no more than 25% of anticipated monthly production from such Proven Reserves may be attributable to PDNP Reserves or PUD Reserves) and (ii) for months 49 through 60, more than 85% of anticipated monthly production from its PDP Reserves.

(ii)Hedging Agreements pertaining to Oil and Gas Properties to be acquired pursuant to a Proposed Acquisition that would, once such Oil and Gas Properties were acquired and owned by Borrower or any Subsidiary, be permitted by Section 9.19(a)(i); provided that, Hedging Agreements entered into pursuant to this Section 9.19(a)(ii) must be liquidated, terminated or otherwise monetized on or prior to the 10th Business Day following the earlier to occur of: (1) the date that is ninety (90) days after the initial execution of the letter of intent, purchase and sale agreement or similar definitive agreement related to such Proposed Acquisition to the extent that such Proposed Acquisition has not been consummated by such date (or such later date as agreed to by the Agent in its sole discretion), and (2) the date on which Borrower or any Subsidiary knows with reasonable certainty that the Proposed Acquisition will not be consummated, provided, further, that (x) such Hedging Agreements entered into pursuant to this Section 9.19(a)(ii) shall not, in any case, have a tenor of greater than thirty-six (36) months (such tenor to be calculated as of the first day of the first calendar month commencing after any such Hedging Agreement trade or transaction is entered into) and (y) Borrower and its Subsidiaries shall at all times from the date such Hedging Agreements pursuant to this Section 9.19(a)(ii) are entered into until the earlier of the date the Proposed Acquisition is consummated and the date Borrower or such Subsidiary liquidates, terminates or otherwise monetizes such Hedging Agreements maintain cash, cash equivalents and unused Aggregate Commitments sufficient to  pay for its liquidation, termination or monetization liabilities with respect to such Hedging Agreements.”

(i)The last sentence of Exhibit B to the Credit Agreement is hereby amended by (i) deleting the existing clause (c), and (ii) renumbering existing clause (d) as clause (c).

SECTION 3.  Conditions of Effectiveness.  The obligations of Agent and the Lenders to amend the Credit Agreement as provided herein are subject to the fulfillment of the following conditions precedent:

(a)Agent shall have received counterparts of this Amendment, which shall have been executed by the Lenders, Borrower and the Guarantors.

(b)Borrower shall have made payment of all fees and expenses due and owing under the Credit Agreement including such fees and expenses specified in Section 7 hereof.

(c)All representations and warranties set forth in each of the Loan Documents shall be true and correct.

(d)No Material Adverse Effect shall have occurred.

(e)No Default or Event of Default shall have occurred.

SECTION 4.Borrowing Base Redetermination.  The Lenders have agreed that the amount of the Borrowing Base shall be increased to $185,000,000 and the Monthly Reduction Amount shall be reaffirmed at $0, until the Borrowing Base and Monthly Reduction Amount are further redetermined pursuant to the terms of Section 2.08 of the Credit Agreement.

SECTION 5.Representations and Warranties. Borrower and each Guarantor represents and warrants to Agent and the Lenders, with full knowledge that Agent and the Lenders are relying on the following representations and warranties in executing this Amendment, as follows:

(a)It has the power and authority to execute, deliver and perform this Amendment, and all organizational action on the part of itself, as applicable, requisite for the due execution, delivery and performance of this Amendment has been duly and effectively taken.

(b)This Amendment and each other document executed and delivered in connection herewith constitute its legal, valid and binding obligation, to the extent it is a party thereto, enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)This Amendment does not and will not violate any provisions of (i) its Charter Documents; (ii) any contract, agreement, or instrument to which it is a party; or (iii) any requirement of any governmental authority to which it is subject. Its execution of this Amendment will not result in the creation or imposition of any lien upon its properties other than those permitted by the Credit Agreement and this Amendment.

(d)Its execution, delivery and performance of this Amendment does not require the consent or approval of any other Person, including, without limitation, any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

(e)As of the date of this Amendment, it is solvent and has taken no action such as may invoke applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(f)No Default or Event of Default exists, and all of the representations and warranties made by it contained in the Credit Agreement are true and correct in all material respects on and as of this date other than those which have been disclosed to Lenders in writing (except to the extent such representations and warranties expressly refer to an earlier or other date, in which case they shall be true and correct as of such earlier or other date).

Except to the extent expressly set forth herein to the contrary, nothing in this Section 5 is intended to amend any of the representations or warranties contained in the Agreement.

SECTION 6.Reference to and Effect on the Credit Agreement.

(a)Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.  This Amendment shall constitute a Loan Document.

(b)Except as specifically amended by this Amendment, the Credit Agreement shall remain in full force and effect and is hereby ratified and confirmed.

SECTION 7.Fees, Cost, and Expenses. Borrower agrees to pay all reasonable legal fees and expenses to be incurred in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered in connection with the transactions associated herewith, including reasonable attorneys’ fees and out-of-pocket expenses of Agent, and agrees to save Agent harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such fees.

SECTION 8.Extent of Amendment. Except as otherwise expressly provided herein, neither the Credit Agreement nor the other Loan Documents are amended, modified or affected by this Amendment. Borrower and each Guarantor hereby ratifies and confirms that (i) except as expressly amended hereby, all of the terms, conditions, covenants, representations, warranties and all other provisions of the Credit Agreement, as applicable, remain in full force and effect, (ii) each of the other Loan Documents to which it is a party are and remain in full force and effect in accordance with their respective terms, and (iii) the Collateral granted by it is unimpaired by this Amendment.

Nothing contained in this Amendment nor any past indulgence by Agent and/or the Lenders, nor any other action or inaction on behalf of Agent and/or the Lenders (i) shall constitute or be deemed to constitute a waiver of any unknown or future Defaults or Events of Default which may now or in the future exist under the Credit Agreement or the other Loan Documents, or (ii) shall constitute or be deemed to constitute an election of remedies by Agent and/or the Lenders or a waiver of any of the rights or remedies of Agent and/or the Lenders provided in the Credit Agreement or the other Loan Documents or otherwise afforded at law or in equity.

SECTION 9.Grant and Affirmation of Security Interest. Borrower and each Guarantor hereby confirms and agrees that (i) any and all liens, security interests and other security or Collateral granted by it and now or hereafter held by Lenders as security for payment and performance of the Obligations are hereby renewed and carried forth to secure payment and performance of all of the Obligations, and (ii) the Loan Documents, as such may be amended in accordance herewith, are and remain legal, valid and binding obligations, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

SECTION 10. Claims; Release. As additional consideration to the execution, delivery, and performance of this Amendment by the parties hereto and to induce Agent and the Lenders to enter into this Amendment, Borrower and each Guarantor hereby represents and warrants that it does not know of any defenses, counterclaims or rights of setoff to the payment of any Obligations of Borrower or any Guarantor to Agent and/or the Lenders.  In consideration of the amendments contained herein, Borrower and each Guarantor hereby waives and releases each of the Lenders and Agent from any and all claims and defenses, known or unknown, with respect to the Credit Agreement and the other Loan Documents and the transactions contemplated thereby.

SECTION 11.Execution and Counterparts. This Amendment may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or other electronic transmission (such as Portable Document Format) and other Loan Documents shall be equally as effective as delivery of a manually executed counterpart of this Amendment and such other Loan Documents.

SECTION 12.Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Texas.

SECTION 13.Headings. Section headings in this Amendment are included herein for convenience and reference only and shall not constitute a part of this Amendment for any other purpose.

SECTION 14.NO ORAL AGREEMENTS. The rights and obligations of each of the parties to the loan documents shall be determined solely from written agreements, documents, and instruments, and any prior oral agreements between such parties are superseded by and merged into such writings. This Amendment and the other written loan documents executed by Borrower, Guarantor, Agent and/or the Lenders (together with any fee letters as they relate to the payment of fees after the closing date) represent the final agreement between such parties, and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements by such parties. There are no unwritten oral agreements between such parties.

[signature pages to follow]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.

BORROWER:

EARTHSTONE ENERGY HOLDINGS, LLC

a Delaware limited liability company

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	EVP

GUARANTORS:

EARTHSTONE OPERATING, LLC,

a Texas limited liability company

EF NON-OP, LLC,

a Texas limited liability company

SABINE RIVER ENERGY, LLC,

a Texas limited liability company

EARTHSTONE LEGACY PROPERTIES, LLC,

a Texas limited liability company

LYNDEN USA OPERATING, LLC,

a Texas limited liability company

BOLD ENERGY III LLC,

a Texas limited liability company

BOLD OPERATING, LLC,

a Texas limited liability company

Each by:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	EVP and CFO

Signature Page to Second Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER AND AGENT:

BOKF, NA dba BANK OF TEXAS,

as Agent and Lender

By:	/s/ Martin W. Wilson
Martin W. Wilson
Senior Vice President

Signature Page to Second Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

Wells Fargo Bank N.A.,

as Lender

By:	/s/ Ed Pak
Name:	Ed Pak
Title:	Director

Signature Page to Second Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

Royal Bank of Canada,

as Lender

By:	/s/ Kristan Spivey
Name:	Kristan Spivey
Title:	Authorized Signatory

Signature Page to Second Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

SunTrust Bank,

as Lender

By:	/s/ Arize Agumadu
Name:	Arize Agumadu
Title:	Vice President

Signature Page to Second Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

KEYBANK NATIONAL ASSOCIATION,

as Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Senior Vice President

Signature Page to Second Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)

LENDER:

IBERIABANK,

as Lender

By:	/s/ Stacy Goldstein
Name:	Stacy Goldstein
Title:	Senior Vice President

Signature Page to Second Amendment to Credit Agreement (Earthstone Energy Holdings, LLC)